Exhibit 23.4

AIGO HOLDING LIMITED

Vistra (Cayman) Limited

P.O. Box 31119 Grand Pavilion

Hibiscus Way, 802 West Bay Road

Grand Cayman, KY1 -1205

Cayman Islands

PARTNERS -- (1) AIGOTECH ONSYNK SL; (2) ALPHA AIGOSTAR SL; and (3) IMPERIAL NOBLEZA SL.

August 21, 2025

Subject: Consent of FAST AND RELIABLE ASESORES, S. L.

We hereby give consent to the use and reference of our name (i) in the prospectus included in the registration statement on Form F-1 of AIGO HOLDING LIMITED (the "Company") and in any of its amendments (the "Registration Statement" ), exclusively with regard to companies of Spanish nationality (1) AIGOTECH ONSYNK SL; (2) ALPHA AIGOSTAR SL; and (3) IMPERIAL NOBLEZA SL., and (ii) in any written correspondence with the United States Securities and Exchange Commission (SEC), regarding the companies of Spanish nationality exposed. We hereby consent to the filing of our legal opinion regarding the companies (1) AIGOTECH ONSYNK SL; (2) ALPHA AIGOSTAR SL; and (3) IMPERIAL NOBLEZA SL. and this consent as exhibits to the Registration Statement.

For and on behalf of

FAST AND RELIABLE ASESORES, S.L.

By:	/s/ Carlos Zambudio Jimenez
Name:	Carlos Zambudio Jimenez

FAST AND RELIABLE ASESORES, S. L.

C/ Jose Lazaro Galdiano , 4 - 3 Floor

28036 - Madrid (Spain)

Phone: +34 914848660

Email: c.zambudio@farasesores.com